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                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS



     We have issued our report dated August 24, 1998, accompanying the financial statements of Shrader Refuse and Recycling Service Company contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".



GRANT THORNTON LLP



Lincoln, Nebraska


September 3, 1998